WORLDCORP

                  EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                  Amended and Restated as of January 1, 1994

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                        TABLE OF CONTENTS

SECTION                                                      PAGE


 1.  Nature of the KSOP. . . . . . . . . . . . . . . . . . . .  1

 2.  Definitions . . . . . . . . . . . . . . . . . . . . . . .  2

 3.  Eligibility and Participation . . . . . . . . . . . . . .  8

 4.  Contributions . . . . . . . . . . . . . . . . . . . . . . 10

 5.  Investment of Trust Assets. . . . . . . . . . . . . . . . 14

 6.  Allocations to Participants' Accounts . . . . . . . . . . 20

 7.  Allocation Limitations. . . . . . . . . . . . . . . . . . 26

 8.  Voting WorldCorp Stock; Certain Tender Offers . . . . . . 27

 9.  Disclosure to Participants. . . . . . . . . . . . . . . . 29

10.  Vesting and Forfeitures . . . . . . . . . . . . . . . . . 30

11.  Credited Service and Break in Service . . . . . . . . . . 33

12.  When Capital Accumulation Will Be Distributed . . . . . . 34

13.  In-Service Distributions and Participant Loans. . . . . . 36

14.  How Capital Accumulation Will Be Distributed. . . . . . . 40

15.  No Assignment of Benefits . . . . . . . . . . . . . . . . 47

16.  Administration. . . . . . . . . . . . . . . . . . . . . . 47

17.  Claims Procedure. . . . . . . . . . . . . . . . . . . . . 51

18.  Limitation on Participants' Rights. . . . . . . . . . . . 52

19.  Future of the KSOP. . . . . . . . . . . . . . . . . . . . 53

20.  "Top-Heavy" Contingency Provisions. . . . . . . . . . . . 55

21.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 56

22.  Execution . . . . . . . . . . . . . . . . . . . . . . . . 57


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                            WORLDCORP

            EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


           Amended and Restated as of January 1, 1994



Section 1.  Nature of the KSOP.

     The purpose of the WorldCorp Employee Savings and Stock Ownership Plan (referred to herein as the "KSOP") is to enable participating Employees to share in the growth and prosperity of WorldCorp, Inc. ("WorldCorp"), to encourage Participants to save funds on a tax-favored basis and to provide Participants with an opportunity to accumulate capital for their future economic security. A primary purpose of the KSOP is to enable Participants to acquire stock ownership interests in WorldCorp.

     The KSOP (originally adopted effective as of February 2, 1989) is hereby amended and restated effective as of January 1, 1994. The KSOP is a stock bonus plan under Section 401(a) of the Internal Revenue Code (the "Code") and an employee stock ownership plan under Section 4975(e)(7) of the Code. The KSOP is designed to invest primarily in WorldCorp Stock. The KSOP also contains a "cash or deferred arrangement" under Section 401(k) of the Code. In order to satisfy various applicable requirements of the Code as amended by the Tax Reform Act of 1986, subsequent legislation and Internal Revenue Service regulations, (1) the definition of Compensation in Section 2 is effective as of January 1, 1993, (2) the definition of Highly Compensated Employee in Section 2 is effective as of February 2, 1989, and (3) Section 7(b) was deleted, effective as of January 1, 1990.

     The KSOP is also designed to be available as a technique of corporate finance to WorldCorp. Accordingly, it may be used to accomplish the following objectives:

     (a) To meet general financing requirements of WorldCorp, including capital growth and transfers in the ownership of WorldCorp Stock;

     (b)  To provide Participants with beneficial ownership of WorldCorp
Stock; and

     (c) To receive loans (or other extensions of credit) to finance the acquisition of WorldCorp Stock ("Acquisition Loans"), with such loans to be repaid by Salary Deferral Contributions and Company Contributions to the Trust and dividends received on such WorldCorp Stock.

     All Trust Assets held under the KSOP will be administered, distributed, forfeited and otherwise governed by the provisions of the KSOP and the related Trust Agreement. The KSOP is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.  Definitions.

     In the KSOP, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account ..................    One of several accounts maintained to record the
interest of a Participant under the KSOP.  See Section 6.


Acquisition Loan .........    A loan (or other extension of credit) used by
the Trust to finance the acquisition of WorldCorp Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). See Section 5(b).

Affiliate ................    Any corporation which is a member of a
controlled group of corporations (within the meaning of Section 414(b) of the Code) or a group of trades or businesses (whether or not incorporated) that are under common control (within the meaning of Section 414(c) of the Code) of which WorldCorp is also a member.

Allocation Date ..........    December 31st of each year (the last day of each
Plan Year).

Approved Absence .........    A leave of absence granted to an Employee by his
Employer under its established leave policy.  See Section 3(c).

Beneficiary ..............    The person (or persons) entitled to receive any
benefit under the KSOP in the event of a Participant's death.  See Section
14(b).

Board of Directors .......    The Board of Directors of WorldCorp.

Break in Service .........    A Plan Year in which an Employee is not credited
with more than 500 Hours of Service as a result of his termination of Service.

See Section 11(b).

Capital Accumulation .....    A Participant's vested, nonforfeitable interest
in his Accounts under the KSOP. Each Participant's Capital Accumulation shall be determined in accordance with the provisions of Section 10 and distributed as provided in Sections 12, 13 and 14.

Code .....................    The Internal Revenue Code of 1986, as amended.

Committee ................    The Administrative Committee appointed by the
Board of Directors to administer the KSOP.  See Section 16.

Company Contributions ....    Payments made to the Trust by WorldCorp (other
than Salary Deferral Contributions).  See Section 4(b) and (c).

Company Contributions Account ..................    The Account which reflects
each Participant's interest in WorldCorp Stock held under the KSOP attributable to Company Contributions. See Section 6.

Compensation .............    The total wages and other compensation paid to
an Employee by his Employer during the Plan Year, as reported on the Employee's Wage and Tax Statement (Form W-2), plus Salary Deferral Contributions made on his behalf for the Plan Year and any amounts excludable from his gross income under Section 125 of the Code, but excluding any amount in excess of $150,000 for any Plan Year beginning on or after January 1, 1994 (as adjusted for increases after 1994 in the cost of living pursuant to Section 401(a)(17) of the Code). For purposes of applying the above dollar limits, the Compensation of a 5% owner or of a Highly Compensated Employee who is one of the ten most highly compensated Highly Compensated Employees shall be aggregated with the Compensation of his spouse and his lineal descendants who are under age 19.

Contributions ............    Salary Deferral Contributions and Company
Contributions made to the Trust.  See Section 4.

Credited Service .........    The number of Plan Years in which an Employee is
credited with at least 1000 Hours of Service.  See Section 11.

Disability ...............    A Participant's incapacity to engage in any
substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination shall be made by the Committee with the advice of competent medical authority.

Discretionary Contributions ............    Company Contributions in such
amounts as may be determined by the Board of Directors.  See Section 4(c).

Employee .................    Any common-law employee of an Employer.  A
leased employee, as described in Section 414(n) of the Code, is not an Employee for purposes of the KSOP.

Employer .................    WorldCorp and any other corporation (whether or
not an Affiliate of WorldCorp) which is designated by the Board of Directors as an Employer and which adopts the KSOP.

ERISA ....................    The Employee Retirement Income Security Act of
1974, as amended.

Fair Market Value ........    The fair market value of WorldCorp Stock,
determined by reference to prevailing market prices on the New York Stock Exchange.

Financed Shares ..........    Shares of WorldCorp Stock acquired by the Trust
with the proceeds of an Acquisition Loan.

Forfeiture ...............    Any portion of a Participant's Accounts which
does not become a part of his Capital Accumulation and which is forfeited under Section 10(b).

401(k) Plan ..............    The WorldCorp, Inc. and Subsidiaries 401(k)
Plan, a profit sharing plan under Section 401(a) of the Code which includes a "cash or deferred" arrangement.

Highly Compensated Employee .................    An Employee who (1) is a 5%
owner, (2) has Statutory Compensation in excess of $81,720, (3) has Statutory Compensation in excess of $54,480 and is in the top-paid 20% group of Employees, or (4) is an officer of an Employer and has Statutory Compensation in excess of 50% of the dollar amount in effect under Section 415(b)(1)(A) of the Code for the Plan Year, as determined in accordance with Section 414(q) of the Code. The $81,720 and $54,480 amounts shall be adjusted after 1989 for increases in the cost of living pursuant to Section 414(a)(1) of the Code (and for the 1994 Plan Year, such adjusted amounts are $99,000 and $66,000, respectively).

Hour of Service ..........    Each hour of Service for which an Employee is
credited under the KSOP, as described in Section 3(d).

Investment Manager .......    Any person appointed by the Trustee (i) to whom
the Trustee has delegated the power to manage, acquire or dispose of any Trust Assets, (ii) who is (A) registered as an investment adviser under the Investment Adviser's Act of 1940, (B) is a "bank" as defined in such Act, or
(C) is an insurance company qualified to perform services described in clause
(i) above in more than one state, and (iii) has acknowledged in writing that he is a fiduciary with respect to the Plan. See Section 5(e).

KSOP .....................    The WorldCorp Employee Savings and Stock
Ownership Plan, which includes the KSOP and the Trust Agreement.

Matching Contributions ...    Company Contributions under the KSOP in amounts
related to the Salary Deferral Contributions on behalf of a Participant.  See
Section 4(b).

Other Investments Funds ..    The investment funds established by the Trustee
for the investment of Trust Assets other than WorldCorp Stock.  See Section
5(e).

Participant ..............    Any Employee or former Employee who has met the
applicable eligibility requirements of Section 3 and who has not yet received a complete distribution of his Capital Accumulation.

Plan Year ................    The 12-month period ending on each Allocation
Date (and coinciding with each calendar year, which is the taxable year of WorldCorp).

Retirement ...............    Termination of Service after attaining age 65 or
after attaining age 55 and completing seven years of Credited Service.

Salary Deferral Contributions ............    Contributions under the KSOP
made by WorldCorp pursuant to the elections of Participants.  See Section
4(a).

Salary Deferral Account ..    The Account which reflects a Participant's
interest under the KSOP attributable to Salary Deferral Contributions.  See
Section 6.

Service ..................    Employment with an Employer, any Affiliate and
U.S. Order, Inc. (including periods for which U.S. Order, Inc. was not an Affiliate).

Statutory Compensation ...    The total remuneration paid to an Employee by
his Employer during the Plan Year for personal services rendered, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits. For purposes of the definition of "Highly Compensated Employee," "Statutory Compensation" shall include Salary Deferral Contributions made on the Employee's behalf for the Plan Year.

Statutory Dollar Amount ..    For any Plan Year, $30,000, as may be increased
pursuant to Section 415(c)(1)(A) of the Code.

Trust ....................    The WorldCorp Employee Savings and Stock
Ownership Trust, created by the Trust Agreement entered into between WorldCorp and the Trustee.

Trust Agreement ..........    The Agreement between WorldCorp and the Trustee
specifying the duties of the Trustee.

Trust Assets .............    WorldCorp Stock (and other assets) held in the
Trust for the benefit of Participants.  See Section 5.

Trustee ...................   The Board of Trustees (and any successor
Trustee) appointed by the Board of Directors to hold and invest the Trust
Assets.

WorldCorp ................    WorldCorp, Inc., a Delaware corporation.

WorldCorp Stock ..........    Shares of common stock issued by WorldCorp,
which shares are "employer securities" under Section 409(1) of the Code.


Section 3.  Eligibility and Participation.

     (a) Each Employee shall become a Participant in the KSOP on the January 1st, April 1st, July 1st or October 1st coinciding with or next following the date on which he completes at least six months of Service (in which he is credited with at least 500 Hours of Service) and has attained age 21. The eligibility computation period for determining Service shall initially be the period of six consecutive months beginning on the Employee's initial date of Service and thereafter shall be the six-consecutive month period which begins six months from the date of the beginning of the prior six month period.

     Any Employee whose terms of Service are covered by a collective bargaining agreement or are to be negotiated by a collective bargaining agent shall not be eligible to participate in the KSOP unless the terms of a collective bargaining agreement negotiated on behalf of such Employee specifically provide for participation in the KSOP.

     (b) A Participant is entitled to share in the allocations of Discretionary Contributions and Forfeitures under Section 6(c) for each Plan Year in which he is credited with at least 1000 Hours of Service and in which he is an eligible Employee (or on Approved Absence) on the Allocation Date. A Participant is also entitled to share in the allocation of Discretionary Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death. A Participant is entitled to share in the allocations of Matching Contributions under Section 6(b) for each payroll period in which he elects to make Salary Deferral Contributions. Each Participant may elect to have Salary Deferral Contributions made on his behalf, as provided in Section 4(a).

     (c) A former Participant who is reemployed as an eligible Employee by an Employer shall become a Participant as of the date of his reemployment. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence, but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.

     (d) Hours of Service - For purposes of determining the Hours of Service to be credited to an Employee under the KSOP, the following rules shall be applied:

          (1) Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

          (2) The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

          (3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

Section 4.  Contributions.

     (a)  Salary Deferral Contributions -

          (1) Each Participant may elect to have a whole percentage (up to a maximum percentage, not to exceed 20% (to be determined by the Committee)) withheld by his Employer and contributed to the Trust on his behalf in lieu of his receiving such amount as Compensation. The amount of any Participant's Salary Deferral Contributions may not exceed $9,240 (as adjusted after 1994 for increases in the cost of living pursuant to Section 402(g)(5) of the Code) for any Plan Year. Participant elections as to Salary Deferral Contributions shall become effective as of each January 1st, April 1st, July 1st and October 1st, but a Participant may elect to cease to have amounts withheld at the end of any month with prior written notice to the Committee (pursuant to procedures established by the Committee). Each election (and any changes thereof) shall be made on the payroll deduction authorization form supplied by the Employer and in accordance with administrative rules and procedures established by WorldCorp and the Committee. Salary Deferral Contributions shall be paid in cash by WorldCorp to the Trustee as soon as practicable (but in no event later than 30 days) after such amounts are withheld from Participants' Compensation.

          (2) Salary Deferral Contributions for Highly Compensated Employees shall be limited for any Plan Year to the extent necessary to satisfy one of the actual deferral percentage tests described in Section 401(k)(3) of the Code and Section 1.401(k)-l(b) of the regulations thereunder. For this purpose, the Committee shall direct the Trustee to distribute a portion of the Salary Deferral Contributions made on behalf of a Highly Compensated Employee (together with any income attributable thereto) to him no later than March 15th of the following Plan Year, determined by reducing Salary Deferral Contributions made on behalf of Highly Compensated Employees in the order of the actual deferral percentages beginning with the highest of such percentages.

           (3) If during a Plan Year a Participant participates in more than one qualified cash or deferred arrangement described in Section 401(k) of the Code and he notifies the Committee no later than the March 1st following that Plan Year that all or a specified portion of the Salary Deferral Contributions made on his behalf for that Plan Year should be distributed to him (together with any income attributable thereto) because such Salary Deferral Contributions constitute "excess deferrals," as described in Section 402(g)(2)(A) of the Code, distribution of such amounts to him shall occur no later than April 15th following that Plan Year.

          (4) Any distribution and determination of income attributable to Salary Deferral Contributions under Section 4(a)(2) and (3) shall be made in accordance with Section 1.401(k)-l(f) of the regulations under the Code.

     (b) Matching Contributions - Matching Contributions for each Participant who is entitled to share in the allocation of Matching Contributions under
Section 3(b) shall be paid by WorldCorp to the Trustee for each Plan Year in an amount equal to a percentage of the Salary Deferral Contributions made on behalf of the Participant for that Plan Year. The Board of Directors shall determine such percentage from time to time which shall be announced to Participants. Except as provided in the following sentence, such percentage shall not be less than 50%. To the extent Salary Deferral Contributions are directed by the Participant to be invested in the Other Investment Funds, Matching Contributions shall be fixed at 33-1/3% of such Salary Deferral Contributions. Matching Contributions shall not be payable with respect to any Salary Deferral Contributions which are distributed to Participants pursuant to Section 4(a)(2) and (3).

     Matching Contributions for Highly Compensated Employees shall be limited for each Plan Year to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m)(2) of the Code and Section 1.401(m)-2 of the regulations thereunder. For this purpose, any reduction in the Matching Contributions made on behalf of Highly Compensated Employees will be determined in order of the contribution percentages beginning with the highest of such percentages.

     (c) Discretionary Contributions - Discretionary Contributions shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined from time to time by the Board of Directors; provided, however, that such Discretionary Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitation described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code.

     WorldCorp shall make minimum Discretionary Contributions to the KSOP in any Plan Year in an amount necessary to pay principal and/or interest due on any Acquisition Loan to the extent that all other Contributions to the KSOP and any cash dividends received on the Financed Shares for such Plan Year are insufficient to make such payments.

     (d) Payment of Company Contributions - Matching Contributions and Discretionary Contributions for each Plan Year under Section 4(b) and (c) shall be paid to the Trustee by WorldCorp not later than the due date (including extensions) for filing WorldCorp's Federal income tax return for that Plan Year. Company Contributions may be paid in cash and/or in shares of WorldCorp Stock, as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Company Contributions may be paid as provided in Section 5(c) with written notice to the Committee and the Trustee.

     (e) Return of Contributions - Any Company Contributions or Salary Deferral Contributions which are not deductible under Section 404(a) of the Code may be returned to WorldCorp by the Trustee (at the request of WorldCorp) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Company Contributions or Salary Deferral Contributions are paid to the Trust by reason of a mistake of fact, such Contributions may be returned to WorldCorp by the Trustee (at the request of WorldCorp) within one year after the payment to the Trust.

Section 5.  Investment of Trust Assets.

     (a) WorldCorp Stock - Trust Assets under the KSOP will be invested by the Trustee primarily (or exclusively) in WorldCorp Stock. Trust Assets may be used to acquire shares of WorldCorp Stock from any WorldCorp shareholder (in open-market or privately-negotiated transactions) or from WorldCorp. All purchases of WorldCorp Stock by the Trustee shall be made only at prices which do not exceed Fair Market Value. The Trustee may invest and hold up to 100% of the Trust Assets in WorldCorp Stock, except as provided in Section 5(e). All shares of WorldCorp Stock owned by the KSOP shall be held in a WorldCorp Stock Fund under the Trust. The Trustee may also invest Trust Assets in such other prudent investments as the Trustee deems to be desirable for the Trust.

     (b) Acquisition Loans - With the approval of the Board of Directors, the Trustee may incur Acquisition Loans under the KSOP from time to time to finance the acquisition of WorldCorp Stock (Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of WorldCorp Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.
An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Accounts under Section 6. If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

     (c) Acquisition Loan Payments - Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee only from Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If WorldCorp is the lender with respect to an Acquisition Loan, Company Contributions by WorldCorp may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If WorldCorp is not the lender with respect to an Acquisition Loan, WorldCorp may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Company Contributions.

     (d) Sales of WorldCorp Stock - Subject to the approval of the Board of Directors and the provisions of Section 8, the Trustee may sell shares of WorldCorp Stock to any person (including WorldCorp); provided that any such sale must be made at a price not less favorable to the KSOP than Fair Market Value as of the date of the sale. Notwithstanding the provisions of Section 5(c), the Trustee may apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of WorldCorp or the termination of the KSOP or if the KSOP ceases to be an employee stock ownership plan under
Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Trustee may sell (with the approval of the Board of Directors) any Financed Shares that have not yet been allocated to Participants' Accounts or obtain an Acquisition Loan in an amount sufficient to make such payments. Any decision by the Trustee to sell WorldCorp Stock under this Section 5(d) must comply with the fiduciary duties applicable under Section 404(a)(1) of ERISA.

     (e) Other Investment Funds - Each Participant shall direct the investment of his Salary Deferral Account among investment funds that the Trustee shall from time to time cause to be made available. These funds currently include the Guaranteed Long Term Fund, the Common Stock Fund, the Stock Market Index Fund (collectively, the "Other Investment Funds") and the WorldCorp Stock Fund. The Trustee may appoint an Investment Manager to invest Trust Assets under the Other Investment Funds.

     Investment elections by Participants shall be made in such increments and at such times as the Trustee may permit, in accordance with administrative rules and procedures established from time to time by the Trustee, which shall be subject to such reasonable guidelines and limitations as the Trustee shall deem to be appropriate for the efficient administration of the KSOP; provided, that Participants shall not be permitted to elect to transfer assets between the WorldCorp Stock Fund and the Other Investment Funds. Each Participant shall bear the sole responsibility for the selection of the investment funds for his Salary Deferral Account, and neither the Trustee nor the Committee shall have any responsibility or liability for any losses that may occur in connection with such selection.

     (f) Diversification - Effective January 1, 1998, a Participant who has attained age 55 and completed at least ten Years of Participation in the KSOP (including participation in the 401(k) Plan) shall be entitled to elect to "diversify" a portion of the balance in his Accounts held in WorldCorp Stock, as provided in Section 401(a)(28)(B) of the Code. An election to "diversify" must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 5(f), "Years of Participation" includes only those Plan Years in which the Participant is entitled to receive an allocation of Employer Contributions or Forfeitures under Section 3(b), and the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

     For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the number of shares of WorldCorp Stock allocated to his Account since the inception of the KSOP, less all amounts previously "diversified" under this
Section 5(f). In the case of the last Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the number of shares of WorldCorp Stock allocated to his Account since the inception of the KSOP, less all amounts previously "diversified" under this
Section 5(f). No election shall be permitted if the Fair Market Value of the WorldCorp Stock allocated to a Participant's Accounts (as of the Allocation Date of the first Plan Year in the Election Period) is $500 or less, unless and until the Fair Market Value of such WorldCorp Stock as of a subsequent Allocation Date in the Election Period exceeds $500.

     The Committee shall determine whether "diversification" will be effected by permitting the Participant to transfer to the Other Investment Funds that portion of the Participant's Accounts (invested in WorldCorp Stock) with respect to which a "diversification" election is made or by distributing (in cash or WorldCorp Stock) to the Participant that portion of his Accounts with respect to which a "diversification" election is made. Any distribution or transfer of assets under this Section 5(f) shall occur within 90 days after the 90-day period in which the election may be made, and any distribution shall be subject to the provisions of Section 14(c).

Section 6.  Allocations to Participants' Accounts.

     A Salary Deferral Account shall be maintained to reflect the interest of each Participant attributable to Salary Deferral Contributions. A Company Contributions Account shall be maintained to reflect the interest of each Participant attributable to Matching Contributions and Discretionary Contributions. Participants' interests in the WorldCorp Stock Fund shall be maintained in shares (and fractional shares) of WorldCorp Stock.

     Salary Deferral Account - The Salary Deferral Account maintained for each Participant will be credited throughout each Plan Year with the Salary Deferral Contributions made on his behalf. Such Account will be credited (or debited) with its share of dividends on WorldCorp Stock and the net income (or loss) of the Trust. Subaccounts shall be maintained to reflect the portion of the Salary Deferral Account invested in each separate investment fund under
Section 5(e).

     Company Contributions Account - The Company Contributions Account maintained for each Participant will be credited with his allocable share of Matching Contributions (each payroll period) and Discretionary Contributions (annually), with any Forfeitures of Company Contributions Accounts and with any dividends on WorldCorp Stock allocated to his Company Contributions Account. It will be credited (or debited) with its share of any net income (or loss) of the Trust. Subaccounts shall be maintained to reflect the portion of the Company Contributions Account invested in each separate investment fund under Section 5(e).

     The allocations to Participants' Accounts for each Plan Year will be made as follows:

     (a)  Salary Deferral Contributions - Salary Deferral Contributions under
Section 4(a) for each Plan Year will be allocated to the Salary Deferral Accounts of the Participants on whose behalf they are made, subject to the allocation limitations of Section 4(a)(2) and (3).

     (b) Matching Contributions - Matching Contributions under Section 4(b) for each Plan Year will be allocated as of the end of each payroll period among Company Contributions Accounts of the Participants on whose behalf they are made, subject to the provisions of Section 3(b).

     (c) Discretionary Contributions and Forfeitures - Discretionary Contributions under Section 4(c) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Company Contributions Accounts of Participants so entitled under Section 3(b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Section 7; provided, however, that for purposes of this Section 6(c), Compensation shall not include amounts paid to an Employee prior to the date he becomes a Participant in the KSOP.

     In the event errors are made in allocations under this Section 6 which require additional amounts to be allocated to a Participant's Accounts, such amounts shall first come from any Forfeitures under Section 10(b) for the Plan Year, and then from Employer Contributions, to the extent required to correct such errors.

     (d) Financed Shares - Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Accounts for each Plan Year shall be determined by the Committee (as of each Allocation Date) as follows:

          (1) Principal Only Method - Financed Shares shall be released from the Loan Suspense Account based on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan.

This method shall be used so long as: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan. In the event that payments on an Acquisition Loan fail to meet these requirements, Financed Shares shall be released from the Loan Suspense Account in accordance with
Section 6(d)(2).

          (2) Principal/Interest Method - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

     In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 6(d) shall be allocated among Accounts of Participants in the manner determined by the Committee based upon the source of funds (Salary Deferral Contributions, Matching Contributions, Discretionary Contributions, earnings on such Contributions, cash dividends on Financed Shares allocated to Participant's Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's Accounts are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Accounts.

     (e)  Net Income (or Loss) of the Trust -

          (1) Other Investment Funds. The net income (or loss) of each of the Other Investment Funds will be determined as of the last day of each quarter (the "Determination Date"). Prior to the allocation of Salary Deferral Contributions made since the preceding Determination Date, each Participant's share of any net income (or loss) of each of the Other Investment Funds will be allocated to his Salary Deferral Account in the ratio that the balance of his Salary Deferral Account invested in each of the Other Investment Funds on the preceding Determination Date (reduced by any distribution from such Accounts since the preceding Determination Date) invested in each of the Other Investment Funds bears to the sum of such Other Investment Funds balances for all Participants as of that date.

          (2) WorldCorp Stock Fund. Any net income (or loss) of the WorldCorp Stock Fund for each Plan Year will be determined as of the Allocation Date. Prior to the allocation of Contributions and Forfeitures for the Plan Year, each Participant's share of any net income (or loss) of the WorldCorp Stock Fund will be allocated among his Accounts in the ratio that the balance of his Accounts (under the WorldCorp Stock Fund) on the preceding Allocation Date (reduced by any distribution from such Accounts during the Plan Year) invested in such Fund bears to the sum of such Fund balances for all Participants as of that date. The net income (or loss) of the WorldCorp Stock Fund includes the increase (or decrease) in the fair market value of any WorldCorp Stock Fund assets (other than WorldCorp Stock), interest income, dividends and other income and gains (or losses) attributable to such Trust Assets (other than any dividends on allocated WorldCorp Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year. The determination of the net income (or loss) of the Plan shall not take into account any interest paid by the Trust under an Acquisition Loan.

     (f) Dividends on WorldCorp Stock - Any cash dividends received on shares of WorldCorp Stock allocated to Participants' Accounts will be allocated to such Accounts. Any cash dividends received on unallocated shares of WorldCorp Stock (including any Financed Shares credited to the Loan Suspense Account) shall be included in the computation of the net income (or loss) of the WorldCorp Stock Fund. Any stock dividends received on WorldCorp Stock shall be credited to the Accounts (including the Loan Suspense Account) to which such WorldCorp Stock was allocated. Any cash dividends which are currently distributed to Participants (or their Beneficiaries) under Section 13(a) shall not be credited to their Accounts.

     (g) Accounting for Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. The Committee shall maintain adequate records of the aggregate cost basis of WorldCorp Stock allocated to each Participant's Accounts. The Committee shall also keep separate records of Financed Shares and of Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  Allocation Limitations.

     (a) Limitation on Annual Additions - The Annual Additions for each Plan Year with respect to each any Participant may not exceed the lesser of:

          (1)  25% of his Statutory Compensation; or

          (2)  the Statutory Dollar Amount.

For this purpose, "Annual Additions" shall be the total of the Company Contributions, Salary Deferral Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Participant for the Plan Year, except as provided in Section 7(b), including any Salary Deferral Contributions distributed to the Participant pursuant to Section 4(a)(2) and (3). In determining such Annual Additions, Forfeitures of WorldCorp Stock shall be included at the Fair Market Value as of the Allocation Date.

     If the aggregate amount that would be allocated to the Accounts of a Participant would exceed the amount set forth in these limitations, any Salary Deferral Contributions made on his behalf for the Plan Year (including any gains attributable thereto) may be returned to WorldCorp, which shall pay such amounts to him as Compensation.

     Any Forfeitures which can be allocated to no Participant's Accounts by reason of this limitation shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Plan Year (prior to the allocation of Contributions for such succeeding Plan Year).

     (b) Special Acquisition Loan Rules - Any Company Contributions which are used by the Trust (not later than the due date, including extensions, for filing WorldCorp's Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 7(a); provided, however, that the provisions of this Section 7(b) shall be applicable for any Plan Year only if not more than one-third of the Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees. Notwithstanding the provisions of Section 4(a) to the contrary, WorldCorp may require Highly Compensated Employees to prospectively reduce their Salary Deferral Contributions in order to meet this test.

Section 8.  Voting WorldCorp Stock; Certain Tender Offers.

     (a) All shares of WorldCorp Stock held by the Trust shall be voted by the Trustee only in accordance with the provisions of this Section 8(a). Each Participant (or Beneficiary) will be entitled to instruct the Trustee as to the manner in which shares of WorldCorp Stock then allocated to his Accounts will be voted. Each Participant (or Beneficiary) who is so entitled shall be provided with the proxy statement and other materials provided to WorldCorp shareholders in connection with each shareholder meeting, together with a form upon which confidential voting instructions may be given to the Trustee. Any allocated shares of WorldCorp Stock with respect to which voting instruction forms are not received from Participants (or Beneficiaries) shall not be voted. Any WorldCorp Stock which is not then allocated to Participants' Accounts shall be voted in the manner determined by the Trustee.

     (b) In the event that there should be a tender or exchange offer for WorldCorp Stock which has not been approved by the Board of Directors, the response to such offer by the Trustee shall be determined under this Section 8(b). Each Participant (or Beneficiary) shall be provided with the tender offer materials and shall have the right to instruct the Trustee as to the manner in which to respond to any such offer with respect to the shares of WorldCorp Stock then allocated to his Accounts.

WorldCorp Stock with respect to which instructions are not received from Participants (or Beneficiaries) shall not be tendered. Any WorldCorp Stock which is not then allocated to Participants' Accounts shall be tendered only if a majority of allocated shares of WorldCorp Stock are directed to be tendered by Participants (or Beneficiaries).

     (c) In the case of a tender or exchange offer for WorldCorp Stock which has been approved by the Board of Directors, the response to such tender offer shall be determined by the Trustee with respect to unallocated shares of WorldCorp Stock and under Section 8(b) with respect to shares of WorldCorp Stock allocated to Participants' Accounts.

Section 9.  Disclosure to Participants.

     (a) Summary Plan Description - Each Participant shall be furnished with the summary plan description of the KSOP required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

     (b) Summary Annual Report - Within nine months after each Allocation Date, each Participant shall be furnished with the summary annual report of the KSOP required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the Department of Labor.

     (c) Annual Statement - Following each Allocation Date, each Participant shall be furnished with a statement reflecting the following information, reflected separately for each investment fund under the KSOP:

          (1) The balances (if any) in his Accounts as of the beginning of the Plan Year.

          (2) The amount of each type of Contribution and Forfeitures allocated to his Accounts for that Plan Year.

          (3) The adjustments to his Accounts to reflect his share of dividends (if any) on WorldCorp Stock and any net income (or loss) of the Trust for that Plan Year.

          (4) The new balances in his Accounts, including the number of shares of WorldCorp Stock allocated to his Accounts and the Fair Market Value as of that Allocation Date.

          (5) His number of years of Credited Service and his vested percentage in his Account balances (under Sections 10 and 11) as of that Allocation Date.

        (d) Additional Disclosure - WorldCorp shall make available for examination by any Participant copies of the KSOP, the Trust Agreement and the latest annual report of the KSOP filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, WorldCorp shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

Section 10.  Vesting and Forfeitures.

     (a) Vesting - (1) A Participant's interest in his Company Contributions Account shall become 100% vested and nonforfeitable if he (1) is employed by WorldCorp or an Affiliate on or after his 65th birthday; (2) incurs a Disability while employed by WorldCorp or an Affiliate; or (3) dies while employed by WorldCorp or an Affiliate.

          (2) A Participant's interest in his Salary Deferral Account shall be 100% vested and nonforfeitable at all times.

           (3) Except as otherwise provided in Section 10(a)(1), the interest of each Participant in his Company Contributions Account shall become vested and nonforfeitable in accordance with the following schedule:

          Credited Service              Nonforfeitable
          Under Section 11              Percentage

          Less than One Year                  0%

          One Year                           25%

          Two Years                          50%

          Three Years                        75%

          Four Years or More                100%

     (b) Forfeitures - Any portion of the final balance in a Participant's Company Contributions Account which is not vested (and does not become part of his Capital Accumulation) will become a Forfeiture when he incurs a one-year Break in Service. Forfeitures shall first be charged against the portion of a Participant's Company Contributions Account that is not invested in WorldCorp Stock, with any balance charged against WorldCorp Stock (at Fair Market Value). Financed Shares shall be forfeited only after other shares of WorldCorp Stock have been forfeited. All Forfeitures will be reallocated among the Company Contributions Accounts of remaining Participants, as provided in Section 6(c), as of the Allocation Date of the Plan Year in which a one-year Break in Service occurs.

     (c) Restoration of Forfeited Amounts - If a Participant is reemployed prior to the occurrence of a five-consecutive-year Break in Service, the portion of his Company Contributions Account (attributable to the prior period of Service) that was forfeited upon the occurrence of a one-year Break in Service shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment prior to allocation under Section 6(c). To the extent such Forfeitures are not sufficient, WorldCorp shall make a special Contribution to the Participant's restored Company Contributions Account. Any amount so restored to a Participant shall not constitute an Annual Addition under
Section 7(a).

     (d) Vesting Upon Reemployment - If a Participant who is not 100% vested receives a distribution of his Capital Accumulation prior to the occurrence of a five-consecutive-year Break in Service and he is reemployed prior to the occurrence of such a Break in Service, the portion of his Company Contributions Account which was not vested (including any restored amounts) shall be maintained separately until he becomes 100% vested. His vested and nonforfeitable percentage in such separate Company Contributions Account upon his subsequent termination of Service shall be equal to:

                               X-Y
                             100%-Y


For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

Section 11.  Credited Service and Break in Service.

     (a) General Rule - An Employee's Credited Service shall be the number of Plan Years in which he is credited with at least 1000 Hours of Service, including years of Service prior to 1994.

      (b) Break in Service - A one-year Break in Service shall occur in a Plan Year in which an Employee is not credited with more than 500 Hours of Service as a result of his termination of Service. A five-consecutive-year Break in Service shall be five consecutive one-year Breaks in Service.

     For purposes of determining whether a Break in Service has occurred, if an Employee begins a maternity/paternity absence described in Section 411(a)(6)(E)(i) of the Code, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent (or eight Hours of Service for each normal work day of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which such absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan Year) or in the next following Plan Year.

      (c) Reemployment - If a former Employee is reemployed after a five-consecutive-year Break in Service, a new Company Contributions Account will be established to reflect his interest attributable to Service after such Break in Service. Credited Service after the Break in Service will not be considered in determining whether he was vested in his Company Contributions Account attributable to Service prior to the Break in Service.

Section 12.  When Capital Accumulation Will Be Distributed.

      (a) Except as otherwise provided in Section 12(c) and (d), a Participant's Capital Accumulation under the KSOP will be distributed following his termination of Service, but only at the time and in the manner determined by the Committee, subject to the provisions of this Section 12. If the value of a Participant's Capital Accumulation exceeds $3,500, no part of his Capital Accumulation may be distributed to him before he attains age 65 without his consent.

     (b) In the event of a Participant's Retirement, Disability or death, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. If a Participant's Service terminates for any other reason, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates. For this purpose, and except as otherwise provided in Section 12(c), if a Participant's Capital Accumulation includes Financed Shares, the Committee may elect to defer the distribution of any portion of his Capital Accumulation attributable to Financed Shares until the Allocation Date of the Plan Year following the Plan Year in which the Acquisition Loan has been fully repaid. All Acquisition Loans incurred to acquire WorldCorp Stock in a single acquisition shall be treated as one Acquisition Loan.

     The following alternative modes of distribution may be selected by the
Committee:

          (1) Distribution of a Participant's Capital Accumulation in a single lump sum; or

          (2) Distribution of a Participant's Capital Accumulation in substantially equal, annual installments over a period not exceeding five years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $132,000 or fraction thereof by which his Capital Accumulation exceeds $660,000 (as adjusted after 1994 for increases in the cost of living pursuant to Section 409(o)(2) of the Code)); or

          (3)  Any combination of the foregoing.

     (c) Notwithstanding the provisions of Section 12(a) and (b), a Participant may request that the portion of his Capital Accumulation invested in the Other Investment Funds be distributed as soon as practicable following his termination of Service. A Participant may elect to receive such distribution in a lump sum or an annuity payable over one of the following periods:

          (1)  the life of the Participant;

          (2)  the life of the Participant and his Beneficiary;

          (3) a period certain not extending beyond the life expectancy of the Participant; or

          (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and his Beneficiary.

     (d) Distribution of a Participant's Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following his 65th birthday (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant who attains age
70 1/2 in a calendar year must commence not later than April 1st of the next calendar year (even if he has not terminated Service) and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including
Section 1.401(a)(9)-2. A Participant who terminates Service after completing at least seven years of Credited Service shall be entitled (upon his request) to have the distribution of his Capital Accumulation commence upon his attaining age 55. If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

     (e) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Sections 5(e) and 6. However, except as otherwise provided in
Section 3(b), such Accounts shall not be credited with any additional Contributions and Forfeitures.

Section 13.  In-Service Distributions and Participant Loans.

      (a) Cash Dividends - If so determined by the Board of Directors, any cash dividends received by the Trustee on WorldCorp Stock allocated to the Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or WorldCorp may pay such dividends directly to Participants (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Participants who are still Employees, may be limited to dividends on shares of WorldCorp Stock which are then vested or may be applicable to cash dividends on all shares allocated to Participants' Accounts.

     (b) Hardship Withdrawals - Each Participant shall be entitled to request a hardship withdrawal of all or a portion of the amount of his Salary Deferral Contributions (but not the earnings thereon) from his Salary Deferral Account.

Such a withdrawal shall be available only if necessary in light of immediate and heavy financial needs of the Participant, as determined by the Committee in accordance with nondiscriminatory standards and pursuant to Section 1.401(k)-l(d)(2) of the regulations under the Code. A hardship withdrawal cannot exceed the amount necessary to meet such financial needs. For this purpose, immediate and heavy financial needs shall include only funds to be used for the following:

          (1) payment for medical expenses (previously incurred or to be incurred) described in Section 213(d) of the Code for the Participant, his spouse or his dependents;

          (2) payment of tuition for the next 12 months of post-secondary education of the Participant, his spouse, his children or his dependents;

          (3) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

          (4) for prevention of eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

     In determining the amount which is necessary to meet such financial needs of the Participant, the Committee shall make the following findings:

          (1) the distribution requested by the Participant is not in excess of the amount of the immediate and heavy financial need of the Participant, and the amount may include amounts necessary to pay federal, state and local income taxes or penalties reasonably resulting from the distribution;

          (2) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans under all qualified plans of WorldCorp;

          (3)  the Participant has agreed that no Salary Deferral
Contributions will be made on his behalf under Section 4(a) during the 12 month period commencing upon his receipt of a hardship withdrawal; and

          (4) Salary Deferral Contributions to be made on behalf of the Participant for the Plan Year immediately following the Plan Year of the hardship withdrawal shall not exceed the applicable limit under Section 402(g) of the Code for such succeeding Plan Year, less the amount of the Participant's Salary Deferral Contributions for the Plan Year of the hardship withdrawal.

     (c) Participant Loans - A Participant who is an Employee may request a loan from the portion of his Accounts invested in the Other Investment Funds. The amount of all outstanding loans to any Participant may not exceed the lesser of (1) $50,000 (reduced by any loan repayments during the immediately preceding 12 months), (2) 50% of the vested balance of his Accounts or (3) the vested portion of his Accounts invested in the Other Investment Funds. The minimum amount of a Participant loan is $1,000. Only one loan may be outstanding at any time. Loans shall be available to all Participants on a reasonably equivalent basis and shall be subject to the approval of the Committee in accordance with a uniform, nondiscriminatory policy. In addition to such rules and regulations as the Committee may adopt, all Participant loans shall comply with the following terms and conditions:

          (1) An application for a loan by a Participant shall be made in writing to the Committee. Loans to Participants shall be available for any purpose which the Participant deems appropriate. Any action by the Committee on the loan application shall be final.

          (2) Before granting a loan to a Participant who has previously elected to receive distribution of that portion of his Accounts which will be used for the loan in the form of an annuity pursuant Section 14(e) of the Plan, the Committee shall obtain the written consent of the Participant's spouse acknowledging the terms and conditions of such loan. Such consent shall be obtained within the 90-day period ending on the date the loan is made. The consent of the spouse to whom the Participant is married at the time a loan is made shall be binding on any other spouse to whom the Participant may be married at the time that distribution of benefits is subsequently made. A Participant who is not married at the time a loan is made shall not be required to obtain the consent of any future spouse to such a loan. This consent requirement shall apply to any loan which is renegotiated, extended, renewed or revised.

          (3) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant, however, such period shall not exceed five years unless the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. Repayment must be made through payroll withholding and will be invested in accordance with the Participant's election made on the loan application form. In addition, each loan must provide for minimum amortization which is substantially level (with payments at least quarterly) over the term of the loan.

          (4) Each loan shall be secured by an assignment of the balance in the Participant's Accounts and shall be supported by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The Participant shall receive a statement specifying the loan amount, current interest rate, the repayment schedule and any other charges or penalties applicable to such loan.

          (5) The Participant shall designate from which of the Other Investment Funds amounts will be withdrawn in order to make the loan to him. Each loan shall constitute a segregated investment of the Trust Assets attributable to the Participant's Accounts and shall bear interest at a rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances. For this purpose, the Committee shall consult with institutional lenders in the area of WorldCorp's principal place of business. Such portion of the Participant's Accounts which serves as security for the loan shall not share in the allocation of net income (or loss) of the Trust except as to the interest on such loan to be agreed to by the Participant and the Committee.

          (6) No distribution of the portion of a Participant's Accounts shall be made to any Participant (or Beneficiary) unless and until all unpaid loans attributable to his Accounts (including accrued interest thereon) have been liquidated; provided, however, that any distribution of such portion of a Participant's Accounts payable to a Participant (or Beneficiary) may be offset by any balance due under a Participant loan.

          (7) A loan to a Participant shall be in default if he fails to make any required payment thereunder. In that event, the Committee shall direct the Trustee take such steps as the Committee deems to be necessary or appropriate in order to preserve Trust Assets.

Section 14.  How Capital Accumulation Will Be Distributed.

     (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation invested in the WorldCorp Stock Fund will be made in whole shares of WorldCorp Stock (with the value of any fractional share paid in cash); provided, that the Committee may, in its discretion, direct such distributions in cash, rather than in WorldCorp Stock. In the event the Committee exercises its discretion to direct any such distributions in cash, the Committee shall notify the Participant of his right to demand distribution entirely in whole shares of WorldCorp Stock (with the value of any fractional share paid in cash).

     Distribution of a Participant's Capital Accumulation invested in the Other Investment Funds will be made in cash; provided, however, that the Committee shall notify the Participant of his right to demand distribution of that portion of his Capital Accumulation entirely in whole shares of WorldCorp Stock (with the value of any fractional share paid in cash). If such a demand is made by a Participant, the Trustee shall utilize the cash value of that portion of his Capital Accumulation to acquire shares of WorldCorp Stock (at the then Fair Market Value for distribution to the Participant).

     (b) Distribution of a Participant's Capital Accumulation will be made to the Participant if living, and if not, to his Beneficiary. In the event of a Participant's death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant may designate a different Beneficiary (and contingent Beneficiaries) from time to time by filing a written designation with the Committee together with a written consent of his spouse, if any, which consent shall be notarized and shall acknowledge the effect of such consent. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with
Section 12(b)(2) or (c).

     (c) WorldCorp shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to cash distributions from the Trust (other than any dividend distributions under Section 13(a)). If the Committee so elects for a Plan Year, distributions to Participants (other than distributions under Section 12(c)(1) or (2)) may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the regulations under the Code is given; provided that no such distribution to a Participant shall be made unless (1) the Participant is informed that he has the right for a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option), and
(2) the Participant affirmatively elects to receive a distribution after receiving the notice.

      (d) Shares of WorldCorp Stock held by the Trustee may include such legend restrictions on transferability as WorldCorp may reasonably require in order to assure compliance with applicable Federal and state securities laws. Shares of WorldCorp Stock distributed by the Trustee shall be readily tradable on an established securities market. No shares of WorldCorp Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 14(d) shall continue to be applicable to WorldCorp Stock even if the ESOP ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

     (e)  Annuities -

          (1) If a Participant elects to receive a distribution of his Capital Accumulation invested in the Other Investments Funds in the form of an annuity described in Section 12(c)(1) or (2), distributions of such amounts will be made in the manner described in this Section 14(e) through the purchase of an annuity contract from a commercial insurer. If a Participant is not married on his Benefit Start Date, the balance in his Accounts invested in the Other Investments Fund normally will be paid in the form of a single life annuity for his life. If a Participant is married on his Benefit Start Date, such portion of his Employee Accounts normally will be paid in the form of a Qualified Joint and Survivor Annuity. If a married Participant dies before distribution of his Capital Accumulation has commenced, then such portion of his Accounts will normally be paid in the form of a Qualified Preretirement Survivor Annuity.

          (2) A Participant may make an election to waive receiving the distribution of the portion of his Accounts referred to in Section 14(e)(1) in the normal form of benefit. If the Participant is married, however, such election may be made only if his spouse consents to such election in the manner described in Section 14(b). Such election must be made during the Applicable Election Period.

          With respect to the waiver of a Qualified Joint and Survivor Annuity, the Applicable Election Period shall be the 90-day period ending on the Benefit Start Date. With respect to the waiver of a Qualified Preretirement Survivor Annuity, the Applicable Election Period shall be the period which begins on the first of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death; provided, however, that in the case of a Participant who terminates his Service, his Applicable Election Period shall commence not later than the date of his termination of Service.

          (3) Within a reasonable period of time prior to his Benefit Start Date (or, in the case of a waiver of a Qualified Preretirement Survivor Annuity, within the Applicable Period), and at such other times as the WorldCorp may deem appropriate, each Participant shall be furnished with a written explanation of:

          (A) the terms and conditions of the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity;

          (B) the Participant's right to make, and the effect of making, an election to waive receiving his distribution in the normal form of benefit;

          (C)  the rights of the Participant's spouse; and

          (D) the right to make, and the effect of making, a revocation of an election under Section 14(e)(2).

     The Participant (and his spouse, if applicable) or surviving spouse may make an election to waive receiving the distribution of his Capital Accumulation in the normal form at any time after the Participant's termination of Service or death. Such election may be revoked at any time before distribution is made. An election by a married Participant may be revoked without the consent of his spouse. Once revoked, an election to waive receiving distribution in the normal form may be remade, as described in this
Section 14(e)(3), and thereafter revoked, prior to the Participant's Benefit Start Date.

          (4) For purposes of this Section 14(e), the capitalized terms shall have the following meanings:

Applicable Election Period ...................    The period during which a
Participant or his surviving spouse may elect to waive the distribution of the Participant's Capital Accumulation in the form of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity.

Applicable Period ........    The last to end of the following periods:  (1)
the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after Section 401(a)(11) of the Code applies to the Participant; and (4) a reasonable period in the case of a Participant who terminates Service before attaining age 35.

Benefit Start Date .......    The date upon which payment of a Participant's
Capital Accumulation commences or is made.

Qualified Joint and Survivor Annuity .........    An annuity for the life of a
Participant with a survivor annuity for the life of his spouse which is not less than 50% and not more than 100% of the annuity payable during the joint lives of the Participant and his spouse.

Qualified Preretirement Survivor Annuity .........    A survivor annuity for
the life of a Participant's spouse which can be purchased with the balance in the Participant's Accounts invested in Other Investment Funds.

     (f) If a distribution of a Participant's Capital Accumulation occurs after December 31, 1992, and is not (1) one of a series of annual installments over a period of ten years (or more), (2) payments for the life or life expectancy of the Participant (or jointly with his Beneficiary), or (3) the minimum amount required to be distributed pursuant to the second sentence of
Section 12(d), then the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code)) of his right to elect to have the distribution paid directly to an individual retirement account or annuity, a qualified defined contribution plan or a qualified annuity plan. If such a distribution is to be made to the Participant's surviving spouse, the Committee shall notify the surviving spouse of his right to elect to have the distribution paid directly to an individual retirement account or annuity. Any election under this Section 14(f) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Committee in order to comply with Section 401(a)(31) of the Code.

Section 15.  No Assignment of Benefits.

     A Participant's interest in his Accounts may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).

Section 16.  Administration.

     (a) Administrative Committee - The KSOP will be administered by an Administrative Committee composed of individuals appointed by the Board of Directors to serve at its pleasure and without compensation. The Trustee and the members of the Committee shall be the named fiduciaries (as defined in Section 402(a)(2) of ERISA) with authority to control and manage the operation and administration of the KSOP. Members of the Committee need not be Employees or Participants. Any Committee member may resign by giving notice, in writing, to the Board of Directors. A member of the Committee may also serve as a Trustee, if so appointed by the Board of Directors. If, at any time, the composition of the Committee is identical to the Trustee, any specific instructions otherwise required by the KSOP (or the Trust Agreement) from the Committee to the Trustee shall not be required.

     (b) Committee Action - Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. A Committee member who is a Participant shall not vote on any question relating specifically to himself unless he is the sole member of the Committee.

     The Committee shall choose from its members a Chairman and a Secretary. The Chairman and the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee; provided, however, that the signature of any one Committee member shall be sufficient to evidence any action of the Committee. The Secretary shall keep a record of the Committee's proceedings and of all dates, records and documents pertaining to the administration of the KSOP.

      (c) Powers and Duties of the Committee - The Committee shall have all powers necessary to enable it to administer the KSOP and the Trust Agreement in accordance with their provisions, including without limitation the following:

          (1) resolving all questions relating to the eligibility of Employees to become Participants;

          (2) determining the appropriate allocations to Participants' Accounts pursuant to Section 6;

          (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and in which such benefits are to be paid;

          (4) authorizing and directing distributions of Trust Assets or payment of expenses by the Trustee;

          (5) establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

          (6) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

          (7) construing and interpreting the KSOP and the Trust Agreement and adopting rules for administration of the KSOP that are consistent with the terms of the KSOP documents and of ERISA and the Code; and

          (8) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the KSOP.

      The Committee shall perform its duties under the KSOP and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Committee under any of the provisions of the KSOP or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis. The Committee shall have the full and exclusive discretion to interpret and administer the KSOP. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

     (d) Expenses - All expenses of administering the KSOP and Trust shall be paid by WorldCorp, and payment of such expenses shall not be deemed to be Company Contributions.

     (e) Information to be Submitted to the Committee - To enable the Committee to perform its functions, WorldCorp shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the KSOP.

     (f) Delegation of Fiduciary Responsibility - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the KSOP that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

     (g)  Bonding, Insurance and Indemnity - To the extent required under
Section 412 of ERISA, WorldCorp shall secure fidelity bonding for the fiduciaries of the KSOP.

     WorldCorp (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the KSOP) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

WorldCorp hereby agrees to indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service as a fiduciary of the KSOP, except such liability or expense as may result from his own willful misconduct.

     (h) Notices, Statements and Reports - WorldCorp shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist the Plan Administrator, as requested, in complying with such reporting and disclosure requirements. The Committee shall be the designated agent of the KSOP for the service of legal process.

Section 17.  Claims Procedure.

     A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to WorldCorp. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

     Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review.

      All decisions and interpretations of the Committee under this Section 17 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 18.  Limitation on Participants' Rights.

     A Participant's Capital Accumulation will be based only on his vested interest in his Accounts and will be paid only from the Trust Assets. WorldCorp, the Committee or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the KSOP.

     The adoption and maintenance of the KSOP shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in the KSOP shall be deemed to give an Employee the right to be retained in the Service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

Section 19.  Future of the KSOP.

     WorldCorp reserves the right to amend or terminate the KSOP (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors. Neither amendment nor termination of the KSOP shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

     WorldCorp specifically reserves the right to amend the KSOP and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

     WorldCorp further reserves the right to terminate the KSOP in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by WorldCorp) that the KSOP initially fails to satisfy the applicable requirements of Sections 401(a) and (k) and 4975(e)(7) of the Code. In that event, all Trust Assets (other than any Trust Assets transferred to the KSOP from the 401(k) Plan) shall (upon written direction of WorldCorp) be returned to WorldCorp (except that all Trust Assets attributable to Salary Deferral Contributions will be paid to the Participants), the KSOP and the Trust shall terminate, and the 401(k) Plan shall be reinstated with respect to the Participants.

     If the KSOP is terminated (or partially terminated), participation of Participants affected by the termination will end. If Company Contributions are not replaced by contributions to a comparable plan which meets the requirements of Section 401(a) of the Code, the Accounts of Employees affected by the termination will become nonforfeitable as of the date of termination.
A complete discontinuance of Company Contributions shall be deemed to be a termination of the KSOP for this purpose. The Capital Accumulations of those Participants whose Service terminated prior to the effective date of Plan termination will continue to be determined pursuant to Section 10(a); and, to the extent that such Participants are not vested, the nonvested balances in their Accounts will become Forfeitures to be reallocated as of the effective date of Plan termination (even if they have not incurred a one-year Break in Service).

     After termination of the KSOP, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations may be distributed following termination of the KSOP or distributions may be deferred as provided in Section 12, as WorldCorp shall determine. In the event that WorldCorp Stock is sold in connection with the termination of the KSOP or the amendment of the KSOP to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

     In the event of the merger or consolidation of the KSOP with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be (if the KSOP had then terminated) at least as great as immediately before such merger, consolidation or transfer (as if the KSOP had then terminated).

Section 20.  "Top-Heavy" Contingency Provisions.

     (a) The provisions of this Section 20 are included in the KSOP pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the KSOP becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

     (b) The determination as to whether the KSOP becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year by taking into account the total Account balances under the KSOP. The KSOP shall be "top-heavy" only if the total of such Account balances of "key employees" as of the determination date exceeds 60% of the total of such Account balances of all Participants. For such purpose, Account balances shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Participants (who are officers or shareholders) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

     (c) For any Plan Year in which the KSOP is "top-heavy," each Participant who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Company Contributions and Forfeitures which is equal to the lesser of:

          (1)  3% of his Statutory Compensation; or

          (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year.

      (d) For any Plan Year in which the Plan is "top-heavy," Statutory Compensation of each Employee for purposes of the Plan shall not take into account any amount in excess of $150,000 (as adjusted for increases after 1994 in the cost of living pursuant to Section 401(a)(17) of the Code).

Section 21.  Governing Law.

     The provisions of the KSOP and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia, to the extent such laws are not superseded by ERISA.


Section 22.  Execution.

     To record this amendment and restatement of the KSOP, WorldCorp and World
Airways, Inc. have caused this document to be executed on this       day of
__________, 1994.

                                WORLDCORP, INC.



                                By



                                By



                                WORLD AIRWAYS, INC.



                                By



                                By